AgroFresh Names New Chief Executive Officer

Philadelphia, PA, July 14, 2016 - AgroFresh Solutions, Inc. ("AgroFresh" or the "Company") (NASDAQ: AGFS), a global leader in produce freshness solutions, announced today that Jordi Ferre, 51, will join the company as chief executive officer, effective October 1, 2016.

Ferre will replace Nance Dicciani and Stephen Trevor, AgroFresh board members who have served as interim co-CEOs since March 2016.

Ferre brings more than 25 years of international experience in the food ingredients industry, most recently serving as the chief operating officer for PureCircle Limited, a global leader in natural food ingredients, including stevia sweetener. At PureCircle, he implemented strategic changes that resulted in double-digit revenue growth, manufacturing improvements and cost reductions. He also was directly involved with key global customers and with the investment community.

“We are delighted to have someone with Jordi’s international operational and marketing expertise join AgroFresh as we work to expand the reach of our existing technologies by crop and by geography, and to explore new opportunities in the food freshness market segment,” said Board Chair Nance Dicciani. “The breadth of Jordi’s experience, coupled with his excellent interpersonal and communications skills made him stand out against a strong pool of potential candidates to lead AgroFresh into its next phase of growth.”

Over the course of his career, Ferre has been responsible for operations, manufacturing, finance, and sales and marketing at organizations such as Tate & Lyle PLC, Wise Foods Inc., Chupa Chups Group, and Warner Lambert Company. He has successfully repositioned and relaunched multiple global and regional brands to drive substantial sales growth. Ferre also has extensive experience managing joint ventures and strategic alliances, and has been the primary contact for international food industry accounts for several companies.

“AgroFresh is at an important juncture as a newly public company, and I’m delighted to be able to work with this experienced team to further unlock its growth potential and diversify the company’s offerings in the global market to preserve and enhance food freshness,” Ferre said.

For more information, visit AgroFresh.com or contact your local AgroFresh representative.

About AgroFresh
AgroFresh Solutions, Inc. (NASDAQ: AGFS) is a global industry leader in providing innovative data-driven specialty solutions aimed at enabling growers and packers of fresh produce to preserve and enhance the freshness, quality and value of fresh produce and to maximize the percentage of produce supplied to the market relative to the amount of produce grown. Its flagship product is the SmartFresh™ Quality System, a freshness protection technology proven to maintain firmness, texture and appearance of fruits during storage and transport. SmartFresh is currently commercialized in over 40 countries worldwide. For more information, visit www.AgroFresh.com.

™Trademark of AgroFresh Inc. © 2016 AgroFresh Solutions, Inc. All rights reserved.

Forward-Looking Statements
In addition to historical information, this release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning the Company’s possible or assumed future results of operations, including all statements regarding anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the ability of the business to grow and manage growth profitably; costs related to the Company’s business combination with The Dow Chemical Company and/or related to operating AgroFresh as a stand-alone public company; changes in applicable laws or regulations, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.

Contacts:
For AgroFresh Solutions, Inc.
Donna Greiner
AgroFresh Solutions, Inc.
+1 610-244-6665
DAGreiner@agrofresh.com

Investor Relations
Max Dutcher
+1 212-850-5677
Max.Dutcher@fticonsulting.com